SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2004

NEUROLOGIX, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-13347	06-152875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY 07024

(Address of principal executive offices) (Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN COMPANY’S CERTIFYING ACCOUNTANT

Effective February 10, 2004, pursuant to an Agreement and Plan of Merger dated as of August 13, 2003, and amended by Amendment No. 1 to Agreement and Plan of Merger dated as of November 14, 2003 (as amended, the “Merger Agreement”), by and among Change Technology Partners, Inc. (“CTP” or the “Company”), CTP/N Merger Corp., a wholly-owned subsidiary of CTP (“Merger Sub”), and Neurologix, Inc. (“Old Neurologix”), Merger Sub was merged with and into Old Neurologix, with Old Neurologix continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company changed its name to Neurologix, Inc., Old Neurologix changed its name to Neurologix Research, Inc. and the shareholders of Old Neurologix now own approximately 68% of the Company’s outstanding capital stock.

On February 20, 2004, the Audit Committee of the Board of Directors engaged the accounting firm of J.H. Cohn LLP (“J.H. Cohn”), Old Neurologix’s historical independent accountants, to replace the firm of KPMG LLP (“KPMG”), the Company’s independent accountants as of the date of the merger. KPMG did not resign or decline to stand for re-election, but was dismissed on February 23, 2004 as part of the change of control to allow the appointment of J.H. Cohn as the Company’s principal accountants.

KPMG’s opinions regarding the financial statements of the Company for the two fiscal years ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; except that the audit report of KPMG for the audit of the consolidated financial statements as of December 31, 2001 and 2002 and for the two years ended December 31, 2002, dated March 27, 2003, contained two explanatory paragraphs.

The first explanatory paragraph referred to the Company’s change in its method of accounting for goodwill and other intangible assets, in 2002, as discussed in Note 2 to the consolidated financial statements for the year ended December 31, 2002.

The second explanatory paragraph referred to the uncertainty of the Company to continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company adopted a plan of liquidation and dissolution that raises substantial doubt about its ability to continue as a going concern. The Company’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

The Company is not aware of any disagreements with the Company’s former accountant during the two fiscal years ended December 31, 2002 and 2001 and the subsequent interim period up to the date of dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

In connection with the filing of this Form 8-K, KPMG was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether KPMG agrees with the above statements. A copy of KPMG’s letter to the SEC is attached hereto as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Letter from KPMG LLP regarding change in certifying accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROLOGIX, INC.

By:	/s/ Martin J. Kaplitt
Name:	Martin J. Kaplitt, M.D.
Title:	President

Date: February 27, 2004

INDEX TO EXHIBITS

Exhibit	Description
16	Letter from KPMG LLP regarding change in certifying accountants.